                                                                   Exhibit 99.1


Contact:    Mimi Limbach               Kevin Ramundo        Gil Schwartz
            Westinghouse               Westinghouse         CBS Trade Press
            (212) 975-2081             (212) 975-5418       (212) 975-2121

            Vaughn Gilbert             Roy Morrow
            Westinghouse               Westinghouse
            Industrial Trade Press     Pittsburgh & Communities Press
            (412) 642-5564             (412) 642-3005

             WESTINGHOUSE ANNOUNCES SPIN-OFF OF INDUSTRIAL BUSINESS

        PITTSBURGH, Nov. 13--Westinghouse Electric Corporation (NYSE:WX) reported today that its Board of Directors approved a plan to separate its $4.6 billion industrial business by way of a tax-free spin-off to shareholders, forming a new publicly-traded company to be called Westinghouse Electric Company (for brevity, hereafter referred to as WELCO). It also plans a public offering by Thermo King of up to 20 percent of the stock of Thermo King, its transport temperature control company, which will become a majority-owned subsidiary of WELCO.

        Commenting on the WELCO spin-off, Michael H. Jordan, Chairman and Chief Executive Officer of Westinghouse Electric Corporation, said: "We will create a company with several significant advantages. The new company will focus on two major technologies: transport temperature control and power generation, including nuclear. Well capitalized and with strong investment programs for each of its businesses, WELCO will be a reliable, high-performing supplier to its customers. With historical obligations now clearly defined and a rapidly declining cost base, WELCO will be particularly attractive to investors."

        The remaining business of Westinghouse Electric Corporation will consist of its $4.2 billion broadcasting company which has major holdings in radio, television broadcasting and syndication, and cable.

        Headquarters for WELCO will be Pittsburgh, Pennsylvania, the current home of Westinghouse Electric Corporation. The broadcasting company will be headquartered in New York. After the spin-off, each company will have its own board of directors, officers, and publicly-traded stock.

THE SEPARATION PLAN

        Commenting on the separation decision, Mr. Jordan said, "We will create for our shareholders two companies with solid market positions and first-rate operations. They will be structured and financed to compete and win in their respective markets, with the management talent and investment potential to provide maximum value and return to all of our shareholders."

        For the past several months, the Westinghouse management team has been addressing various options with the objective of:

        1. Maximizing the value to shareholders of each of its major businesses: broadcasting, power systems, and Thermo King.

        2. Rationalizing the structure to recognize that Westinghouse's broadcasting and industrial businesses are operating in vastly different environments and are being managed as two separate companies today.

        3. Discharging obligations of the past in the most economically favorable manner.

        4. Optimizing the approximate $1.8 billion tax net operating loss carry forward (NOL).

             After reviewing a number of options, the management team recommended, and the Board of Directors approved, a plan that is expected to maximize the long-term after-tax value for Westinghouse shareholders. The plan capitalizes each business appropriately to reflect respective business opportunities and risks.

        Specifically, the broadcast company will retain all debt obligations of the current Westinghouse Electric Corporation as well as the tax NOL. WELCO will assume most of the unfunded pension obligations and other non-debt obligations ("legacies") generated by Westinghouse's industrial companies in earlier years. The proceeds of the Thermo King public offering will provide initial cash funding for WELCO.

        Commenting on the benefits of the proposed transaction, Fredric Reynolds, Westinghouse's Executive Vice President and Chief Financial Officer, said, "This is a pragmatic structure that creates real strategic and operational advantages for the two companies, while maximizing benefits for our shareholders. For our broadcast company, it creates a very attractive pure-play media stock that maximizes the value of the NOL. For our industrial company, it launches WELCO with a strong balance sheet and illuminates the significant value of Thermo King to both our existing shareholders and new investors."

        Completion of the separation is subject to a number of conditions, including a favorable ruling from the Internal Revenue Service that the transaction will not be taxable to Westinghouse's shareholders or to Westinghouse and registration of the WELCO stock with the Securities & Exchange Commission. The company anticipates it will take approximately nine months to formally separate the two companies, with the planned Thermo King public offering taking place prior to the formal separation.

THE BROADCASTING COMPANY

        After the spin-off, Westinghouse Electric Corporation (the current parent company) will consist of CBS Inc., the largest television and radio broadcaster; Group W Satellite Communications Company, a leading cable television marketing and distribution company; and Infinity Broadcasting when this previously-announced acquisition is completed.

        With approval of the U.S. Department of Justice announced yesterday, closing of the Infinity transaction is expected by end of this year, subject to FCC approval and the approval of Westinghouse and Infinity Shareholders.

        Mr. Jordan said, "We believe that our Broadcasting Company is superbly positioned to provide attractive long-term growth. Under the leadership of Peter Lund, CEO of CBS, and his management team, our TV network and station business is well on the way to a major turnaround. In radio, one of the fastest growing broadcast media, CBS and Infinity each continues to outpace the industry's revenue growth and operating margins. With Mel Karmazin, CEO of Infinity Broadcasting, at the helm of our radio operations after the acquisition is completed, we are confident that excellent performance will continue."

THE NEW WESTINGHOUSE ELECTRIC COMPANY (WELCO)

        WELCO will consist of four business units, each with significant market positions and strong technology leadership in its respective industries: Thermo King, Power Generation, Energy Systems and Government Operations.

        Thermo King is the world leader in mobile transport temperature control equipment for trucks and trailers and is a strong participant in the related markets for bus air-conditioning and seagoing containers. Thermo King's product quality, outstanding service support and global presence are expected to continue its outstanding revenue and profit growth over the next decade.

        Westinghouse Power Generation holds market and technology leadership positions for steam and combustion turbines in a global market expected to experience 60% growth in new capacity additions over the next ten years. Its technology represents 25 percent of the world's installed power generation capacity--the second largest worldwide. Although it faces a difficult domestic market, Westinghouse Power Generation maintains its strong positions in the high-growth markets of Asia and Latin America that are expected to yield sustained profitable growth.

        Westinghouse Energy Systems helped pioneer the commercial nuclear power business and today holds the premier position for nuclear fuel, services and technology in the $9 billion annual global market. The unit has an unparalleled record of supporting the nuclear utility industry to achieve high levels of safety, operating, and cost performance. It has translated its strong global franchise into performance and market leadership.

        Westinghouse Government Operations manages Department of Energy sites and Army chemical de-militarization operations as well as provides development and support services for the Navy's nuclear powered vessels. The unit's strong nuclear technology base and its experience in handling, stabilizing and safety storing nuclear waste have resulted in contracts that extend beyond the turn of the century and position it for a significant share of this growing business.

        Concurrent with the separation plans, Westinghouse announced that it is divesting its Security Systems businesses and restructuring its Pittsburgh corporate headquarters and other industrial businesses to significantly reduce WELCO's overhead and operating costs. The staffs of the corporate and industrial group headquarters and a number of administrative functions in the business units will be consolidated. Several operations and processes in the Energy Systems business unit have also been reengineered to improve productivity and to address changing market conditions in the power industry. Total personnel reductions will be approximately 1100, about five percent of WELCO's workforce, excluding its government operations employees. A one-time restructuring charge of approximately $125 million will be taken in the 4th quarter to cover severance and related costs.

MANAGEMENT

        Michael H. Jordan will be Chairman and CEO of the broadcasting company and non-executive Chairman of WELCO for a transition period. A successor to Mr. Jordan as chief executive officer of WELCO will be chosen prior to the separation.

        Until the separation, Mr. Jordan will continue to serve as Chief Executive Officer of both WELCO and the broadcast company. He will be assisted by the current operating management of the two companies.

        The Westinghouse Board of Directors has appointed Gary M. Clark, President of Westinghouse, to the additional post of Vice Chairman. Mr. Clark will work closely with Mr. Jordan and Francis J. Harvey, Chief Operating Officer of WELCO, to ensure a smooth transition and to further our strong partnership with our customers and host communities.

Editor's Note: Westinghouse will hold a news conference at 2:00 P.M. EST at CBS Headquarters at 51 West 52nd Street, 19th Floor in Studio 19. The news conference will also be available by teleconference. Reporters can call 1-800-255-5050 in the United States or 1-312-864-5041 from outside the U.S. The news conference will be transmitted by satellite: Telstar 402, Transponder 14, C-band, Reference Number ATT 1107-0013.



                                 ##1000-1079##


                                                                   11/13/96